Exhibit 99B.10


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated April 12, 2001 on the financial statements and financial highlights of James C. Edwards Equity Masters Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                      /s/ Tait, Weller & Baker

                                      TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JULY 12, 2001